UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2003

REGENT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15392	31-1492857

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky		41011

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (859) 292-0030

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Exhibits.

10.1	Credit Agreement dated as of June 30, 2003

99.1	Press Release dated July 1, 2003

Item 9.   Regulation FD Disclosure

     On June 30, 2003, Regent Broadcasting, Inc., the first tier wholly-owned subsidiary of Regent Communications, Inc., entered into a Credit Agreement with its primary lender, Fleet National Bank. A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

     A copy of a press release issued by Regent on July 1, 2003 related to the new Credit Agreement is attached hereto as Exhibit 99.1.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC. (Registrant)

Date: June 30, 2003	By:	/s/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos Senior Vice President and Chief Financial Officer

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